UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________

FORM 8-K/A-2

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
____________________________________________________________

Date of Report (Date of earliest event reported): February17, 2016 (March 9, 2015)

MEDOVEX CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-198621	46-3312262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3279 Hardee Avenue Atlanta, Georgia		30341
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (844) 633-6839

Copies to:

Harvey Kesner, Esq.
Arthur S. Marcus, Esq.
 Sichenzia Ross Friedman Ference LLP
 61 Broadway, 32nd Floor
 New York, New York 10006
 (212) 930-9700
(212) 930-9725 (fax)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
□       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

Explanatory Note

On March 9, 2015, Medovex Corp. (“Medovex”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Streamline, Inc., a Minnesota corporation (“Streamline”).  Streamline is in the business of designing, developing, manufacturing and/or marking 510-K exempt products for use in the medical field.  On March 26, 2015, the Company closed on the acquisition of Streamline, as contemplated by the Merger Agreement.

The Company disclosed the Streamline transaction on its Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on March 31, 2015. However, at that time the historical financial statements (the “Financials”) of Streamline were not available and nor were pro forma financial statements.  The report was amended on June 10, 2015 to include the historic financial statements of Streamline.  The Company is further amending the Form 8-K in order to provide pro forma financial information required by Item 9.01(b) of Form 8-K and Rule 8-05 of Regulation S-K.

Item 9.01(b)           Pro forma financial information

(d)          Exhibits.

Exhibit No.	Description

99.1	Pro forma Financial Statements as of December 31, 2014 and 2013 giving effect to the acquisition of Streamline, Inc.

The results of operations of Streamline are included in the consolidated statements of operations beginning from the acquisition date. The following unaudited condensed pro forma financial information presents the results of operations as if all acquisitions in 2015 had taken place from the inception date on February 1. The unaudited condensed pro forma financial information was prepared for comparative purposes only and is not necessarily indicative of what would have occurred had the acquisition been made at that time or of results which may occur in the future.

	For the period from inception (February 1, 2013) to December 31, 2013	For the year ended December 31, 2014
Pro Forma Revenues	$8,288	$19,250
Pro Forma Net Loss	$(1,681,071)	$(3,818,501)

Loss per Share	$(0.26)	$(0.39)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2016	MEDOVEX CORP. By: /s/ Jarrett Gorlin Jarrett Gorlin Chief Executive Officer